Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of CD Radio Inc. and Subsidiary (the "Company") on Amendment No. 4 to Form S-3 (File No. 333-52893) of our report dated March 3, 1998, except as to the third paragraph therein for which the date is December 10, 1998, on our audits of the consolidated financial statements of the Company as of December 31, 1997 and 1996, for each of the three years in the period ended December 31, 1997, and for the period May 17, 1990 (date of inception) to December 31, 1997, which report is included in the Company's Current Report on Form 8-K filed on December 10, 1998. We also consent to the reference to our firm under the caption "Independent Accountants."


                                           /s/ PricewaterhouseCoopers L.L.P.
                                           ---------------------------------
                                           PricewaterhouseCoopers  L.L.P.

New York, New York
December 10, 1998